Exhibit 99.1

Caring Brands Provides Intellectual Property Portfolio Update

Commercial Patent Portfolio Includes Five Issued U.S. Patents Protecting Core Flagship Platforms Targeting $20B+ Combined Global Dermatology & Hair Care Markets

Fort Pierce, FL (GLOBE NEWSWIRE – August 6, 2026) – Caring Brands Inc. (Nasdaq: CABR) a wellness consumer-products company, today provided an update on its expanding intellectual property (IP) portfolio, which now includes five issued U.S. patents covering two of the Company’s principal product platforms: Hair Enzyme Booster and Photocil.

Four of the issued patents cover Hair Enzyme Booster, while the fifth supports Photocil. Together, these patents establish a strong IP moat supporting Caring Brands’ licensing-led commercialization strategy and ongoing strategic partner discussions. Additional U.S. and international patent applications remain in active prosecution across multiple countries.

Key Product Platforms & Market Opportunities

Hair Enzyme Booster ($1.8B+ Market Opportunity): Covered by a four-patent family protecting compositions and methods relating to sulfotransferase enzyme activity and minoxidil metabolism. Up to 50% to 60% of minoxidil users fail to see optimal results due to low baseline scalp enzyme levels. Designed for use alongside topical minoxidil, Hair Enzyme Booster optimizes the enzymatic environment to boost activity, directly addressing an estimated 80+ million hair loss sufferers in the U.S. alone.

Photocil ($20B+ Dermatology Market Opportunity): Covered by an issued U.S. patent protecting methods and compositions involving selective transmission and filtration of specific ultraviolet (UV) light wavelengths. Photocil functions as a topical narrow-band UV filter engineered for targeted skin health applications, addressing global patient populations of over 125 million psoriasis sufferers and 100 million vitiligo sufferers who rely on safe phototherapy solutions.

Commercial Readiness & Multi-Channel Strategy

Caring Brands is actively advancing operational and partner readiness to support expanded product availability. Building upon established international partnerships, including licensing agreements with global leaders like Taisho Pharmaceutical, ongoing commercialization initiatives include:

●	Coordination of scalable third-party manufacturing and supply logistics.
●	Alignment of packaging, labeling, and regulatory compliance frameworks.
●	Preparation of comprehensive diligence materials for prospective licensees and regional distributors.
●	Execution of a hybrid commercial model anchored by primary B2B licensing partnerships and supplemented by targeted direct-to-consumer (DTC) sales via Amazon and select retail channels.

“Building Caring Brands around proprietary, science-backed solutions addressing immense clinical needs is central to our long-term value creation model,” said Dr. Glynn Wilson, Chief Executive Officer of Caring Brands. “With five issued U.S. patents protecting our flagship platforms across multi-billion-dollar hair care and dermatology markets, our immediate operational focus is translating this strong legal foundation into scalable commercial opportunities, advancing operational readiness, empowering existing partners like Taisho, and securing new licensing agreements globally.”

Caring Brands plans to maintain and expand its intellectual property assets where commercially strategic, aligning future patent filings directly with high-value product development priorities. Note: Patent issuance does not constitute regulatory approval, establish clinical efficacy, or guarantee commercial success. The Company previously disclosed that it is not in compliance with the stockholders’ equity requirement of Nasdaq Listing Rule 5550(b) and that the Nasdaq Staff issued a delisting determination, which the Company has appealed to a Hearings Panel. There can be no assurance that the Company will regain compliance or that its securities will remain listed on Nasdaq. Investors should read the Company’s filings with the SEC, including the risk factors therein, for a fuller description.

About Caring Brands

Caring Brands Inc. is a wellness consumer-products company developing over-the-counter and cosmetic products, including Hair Enzyme Booster, Photocil, CB-101 and NoStingz.

Contact:

Brian S John
Chief Investment Officer
(561) 896-7616

Forward-Looking Statements

This communication contains forward-looking statements regarding Caring Brands, Inc., including statements concerning the Company’s intellectual property strategy, product development and commercialization, licensing opportunities and potential strategic relationships, the Company’s ability to regain compliance with Nasdaq listing requirements and the outcome of the pending Hearings Panel proceeding, and the activities and commercialization plans of the Company’s existing licensees. Forward-looking statements may be identified by words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “explore,” “evaluate,” “intend,” “may,” “might,” “plan,” “potential,” “project,” “seek,” “should” or “will,” and similar expressions. These statements are based on the Company’s current plans, objectives, estimates and expectations and inherently involve risks and uncertainties, many of which are beyond its control. Actual results and the timing of events could differ materially as a result of these risks and uncertainties, including the outcome of patent prosecution; challenges involving patent validity, enforceability, ownership or scope; regulatory developments; development and manufacturing risks; market acceptance; competition; access to capital; and the other risks described under Item 1A, “Risk Factors,” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, filed on March 31, 2026, and in its subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, available at www.sec.gov. Investors are cautioned that forward-looking statements are not guarantees of future performance. The statements in this communication speak only as of the date made, and Caring Brands undertakes no obligation to update or supplement them, except as required by law.